UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 October 4, 2002

                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                       000-23173                       52-1973990
(State or Other                 (Commission                     (IRS Employer
Jurisdiction of                 File Number)                 Identification No.)
Incorporation)

              7500 Greenway Center Drive, Greenbelt, Maryland 20770
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 486-0400

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 9. REGULATION FD DISCLOSURE

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of OAO Technology Solutions, Inc. under the Securities Act of 1933.

On October 4, 2002, OAO Technology Solutions, Inc. announced preliminary results for the 2002 third quarter and provided revised guidance for fiscal year 2002. The text of the press release is set forth below:

            OAOT Announces Preliminary Results for 2002 Third Quarter
                 and Provides Revised Guidance for Fiscal 2002

GREENBELT, MD - October 4, 2002 - OAO Technology Solutions(R) (NASDAQ - OAOT) today announced that it expects to report a net loss of between $1.1 and $1.6 million, or between $0.06 and $0.09 per share, for the quarter ended September 30, 2002, versus net income of $766,000, or $0.04 per share, in the comparable quarter of 2001. OAOT anticipates that third quarter revenues will be approximately equal to the $40.3 million reported in the same quarter of last year.

"We indicated in the second quarter that the steps we were taking to improve our HealthCare IT Solutions business would have a short-term impact on our financial performance," said Charles Leader, president and CEO. "Managing the growth of our Healthcare IT Solutions business has been a challenge. Specifically, we continued to hire new employees with appropriate skill sets, consultants, and management to strengthen the delivery and implementation capability and achieve our software implementation commitments. In addition, we continued to make investments to develop new software and enhancements to existing software modules.

"The Healthcare IT Solutions business has been the primary contributor to our below-expectation results in 2002. However, the Company believes that by the end of the fourth quarter of 2002, this business should have executed the majority of its outstanding software implementations and should be able to implement new software sales in a more timely and cost-effective manner. Additional consolidation costs may then be incurred in the fourth quarter in order to position the Company for future profitability.

"The June consolidation of our Managed IT Solutions practices into one business unit allowed OAOT to eliminate many management and staff positions and further reduce its cost structure in the third quarter," he added. "Consequently, we took additional severance and other charges in the third quarter associated with this consolidation."

The consolidation costs incurred in the third quarter, including severance related charges and lease termination fees associated with the reductions in staff, totaled approximately $900,000. Excluding these costs, the anticipated loss per share for the third quarter would be reduced by $0.03 per share. The Managed IT Solutions consolidation actions, taken in the third quarter, should generate approximately $2 million in annual cost savings.

For the fourth quarter of 2002, the Company expects to report approximately $40 million in revenues and net results, including any additional consolidation charges, in the range of breakeven to a net loss of $600,000, or a loss of $0.03 per share. For the year ended December 31, 2002, revenues are expected to be approximately $163 to $166 million. The Company
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anticipates that for 2002, it will report a net loss of between $500,000 to $1.5 million, or $0.02 to $0.08 per share, inclusive of fourth quarter consolidation costs.

According to Leader, "OAOT management has reduced the costs in our Managed IT Solutions business and streamlined our organizational structure. This not only enhances our future profitability but should provide improved operating leverage as we win additional new contracts." He continued, "On the positive side, we have provided our Healthcare IT Solutions business with the resources to build their infrastructure, continue new software development, and honor its commitments to their customers. We should have improved control over these expenses and the overall software implementation process by the end of this year. I believe that our future cost reductions generated from the consolidations incurred in 2002 and investments in each of the Company's businesses should pay off in 2003."

He concluded, "Several anticipated contracts in both Managed IT Solutions and HealthCare IT Solutions did not materialize in the third quarter, and have been delayed until the fourth quarter or early 2003. I am encouraged, however, by the size and diversity of these potential engagements. The Company's pipeline continues to improve as we build an efficient sales and marketing engine to grow our businesses. OAOT will have a significantly reduced cost structure, solid pipeline, and strong, long-term customer relationships as we enter 2003. I am confident that we will capitalize on our strengths and market opportunities to be profitable in 2003."

OAOT expects to report its complete results for the third quarter of 2002 sometime between November 7 to 12, 2002, and plans to schedule a conference call the same day.

About OAOT

OAO Technology Solutions, Inc. is a global provider of information technology solutions that address the enterprise-wide challenges of Fortune 1000 companies, mid-market organizations, and government agencies. The Company's key offerings include: software application, IT infrastructure, and healthcare IT solutions. Headquartered in Greenbelt, Maryland, the Company's 2,400 employees work in over 200 locations throughout the world. The Company's web site can be accessed at www.oaot.com. Please direct media inquiries to Deborah Starke at 301-486-0400 or media@oaot.com. For investor relations information please contact Karen Vahouny of Qorvis Communications at 703-744-7809 or J. Jeffrey Fox, Senior VP of Finance & CFO at 301-486-0400.

SAFE HARBOR STATEMENT: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's current beliefs and expectations as to its future performance. Future events and the Company's actual results may differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to; dependence on key strategic and end-user customers, the ability to establish new strategic customer relationships, risks associated with fixed-price contracts, the ability to sustain and manage growth, lower than expected revenue growth and pricing pressure from strategic and non-strategic customers, success in achieving marketing and sales goals and other business development initiatives, difficulties of investments in infrastructure, potential changes in the prevailing technology away from outsourcing IT applications, the failure of the Company to make necessary enhancements or developments to its existing software products, possible deferral of revenue, profit and cash flow from any increase in per-member, per-month and/or percentage-of-completion basis software sales in relation to total software sales, inability to successfully install healthcare software sold on a timely basis, higher than expected consolidation and related costs, competition in the industry, general economic conditions and level of information technology service spending, the possibility that strategic or end-user customers could invoke early termination clauses contained in the Company's long-term contracts, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the service requirements of its clients, the ability to successfully integrate recent acquisitions, the potential liability with respect to actions taken by its employees, risks associated with international sales including fluctuations between the U. S. dollar and other foreign currencies. Refer to our Form 10-K for the year ended December 31, 2001 for additional risk factors that could adversely impact the Company or that could cause future results to differ from the results, performance or expectations reflected in our forward-looking statements. The Company undertakes no duty to publicly update any "forward-looking statements", whether as a result of new information, future events or otherwise.

Copyright (C)2002 by OAO Technology Solutions, Inc.(R) All rights reserved

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OAO TECHNOLOGY SOLUTIONS, INC.


Date: October 8, 2002                   By: /s/ Charles A. Leader
                                        -------------------------

                                        Charles A. Leader,
                                        President and Chief Executive Officer


Date: October 8, 2002                   By: /s/ J. Jeffrey Fox
                                        -------------------------

                                        J. Jeffrey Fox,
                                        Senior Vice President of
                                        Finance and Chief Financial Officer

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